Exhibit 10.19
RELEASE AND SEVERANCE AGREEMENT
The parties to this Release and Severance Agreement (the “Agreement”) are Gary M. Glandon (“Executive”) and Insight Enterprises, Inc., a Delaware corporation (the “Company”).
RECITALS
A. Executive’s employment with the Company began on February 21, 2005 and he is currently employed by the Company as its Chief People Officer. Effective January 1, 2009, Executive and the Company entered into an Amended and Restated Employment Agreement (the “Employment Agreement”).
B. The Company has decided that it is no longer in its best interests to continue Executive’s employment as its Chief People Officer and, in the interest of amicably terminating their employment relationship, has offered Executive the opportunity to resign, which opportunity Executive wishes to accept, on the terms and conditions set forth herein.
C. Executive and the Company each desires to resolve amicably, fully and finally all matters between them, including, but in no way limited to, those matters relating to the employment relationship between them and the termination of that relationship.
NOW THEREFORE, in consideration of the recitals above and the mutual promises and obligations contained herein, and other good and valuable consideration, the receipt and sufficiency of which are expressly acknowledged, it is agreed as follows:
AGREEMENTS
In consideration of the mutual promises in this Agreement, it is agreed as follows:
1. Resignation. Executive hereby resigns from his employment with the Company and from all offices he holds with the Company or any affiliate of the Company, including his position as the Company’s Chief People Officer. Executive also hereby resigns from any other position or office he holds with any other entity or employee benefit plan by reason of his association with and employment by the Company. Executive’s resignation is effective as of April 2, 2009 (the “Separation Date”).
2. Recitals. The parties hereby acknowledge the correctness and accuracy of the foregoing recitals.
3. Payments and Benefits. Although Executive has resigned, his resignation shall be treated as a termination by the Company without Cause within the meaning of Section 6(b) of the Employment Agreement. Accordingly, Executive shall be entitled to receive the following pursuant to Section 6 of the Employment Agreement: (a) a single lump sum payment equal to 100% of his current Base Salary (which Executive acknowledges to be $275,000.00), pursuant to Section 6(c) of the Employment Agreement; (b) a single lump sum payment in an amount equal to 100% of Executive’s target annual incentive compensation under all Incentive Compensation Plans (annual and quarterly) of the Company in which Executive participated in 2008 (which

Executive acknowledges to be $155,000.00) in lieu of and in full satisfaction of any payments due Executive pursuant to Section 6(d)(1) of the Employment Agreement; and (c) continued welfare benefits pursuant to Section 6(e) of the Employment Agreement. The payments called for by clauses (a) and (b) will be paid within three (3) days of the Separation Date. The Company will pay Executive the amounts referred to in this paragraph along with any wages and accrued and untaken vacation pay through his last day of employment without regard to whether Executive executes this Agreement.
In lieu of any amounts that might become due in the future pursuant to Section 6(d)(2) or (3) of the Employment Agreement, Executive shall receive a single lump sum payment in an amount equal to $29,301.37. This payment will be made within three days of the Effective Date defined in Section 7 of this Agreement.
All amounts referred to in this Agreement are gross amounts. The Company will deduct required and authorized withholdings.
Under no circumstances may the time or schedule of any payment made or benefit provided pursuant to this Agreement or the Employment Agreement be accelerated or subject to a further deferral except as otherwise permitted or required pursuant to regulations and other guidance issued pursuant to Section 409A of the Internal Revenue Code (the “Code”) or applicable regulations. Executive has not been given the right to make any election regarding the time or form of any payment due to him under this Agreement or the Employment Agreement.
4. Outplacement. Executive shall also be entitled to outplacement assistance with Lee Hecht Harrison for a period of up to 6 months. The Company will pay the associated expense directly to Lee Hecht Harrison.
5. Release, Representations and Acknowledgments. In exchange for the consideration provided pursuant to this Agreement, including but not limited to the outplacement assistance provided pursuant to Section 4 and the payment provided by the second paragraph of Section 3 (the payment in lieu of the amounts that might become due in the future pursuant to Sections 6(d)(2) and (3) of the Employment Agreement), Executive agrees as follows:
(a) Executive understands and agrees that whenever the term “Insight” is used in this Agreement, it refers to the Company, its corporate parents and its subsidiaries and affiliates, and the officers, directors, shareholders, agents, predecessors, successors, assigns, and current and past employees of each and all of the foregoing (“Insight”). Executive, for himself and, as applicable, his respective agents, attorneys, successors, and assigns, hereby fully, forever, irrevocably, and unconditionally releases Insight from any and all claims, charges, complaints, liabilities, and obligations of any nature whatsoever, which he may have against Insight, whether now known or unknown, and whether asserted or unasserted, arising from any event or omission occurring prior to execution of this Agreement. Without limiting the foregoing, this release includes any and all claims arising out of or which could arise out of the employment relationship between Executive and Insight and the termination of that employment, including but not limited to: (i) any and all claims under Title VII of the Civil Rights Act of 1964, the Americans with Disabilities Act, Section 1981 of the Civil Rights Act of 1866, the Age Discrimination in Employment Act, the Older Workers Benefit Protection Act of 1990, the Equal Pay Act, the

Family and Medical Leave Act, the Sarbanes-Oxley Act of 2002, the Employee Retirement Income Security Act of 1974 (“ERISA”), the Consolidated Omnibus Budget Reconciliation Act of 1985 (“COBRA”), the Worker Adjustment and Retraining Notification Act, the Arizona Civil Rights Act, state and local civil rights laws, Arizona wage payment laws and any similar laws in other states; (ii) any and all Executive Orders (governing fair employment practices) which may be applicable to Insight; (iii) wrongful termination; or (iv) any other provision or theory of law. This release may be pled as a complete bar and defense to any claim brought by Executive with respect to the matters released in this Agreement. This release does not waive claims that arise after the date this Agreement is signed. This release also does not waive any claims that Executive may have to vested benefits due pursuant to any employee benefit plan (as that term is defined in ERISA) of the Company or any affiliate, any amounts due pursuant to the Direct Alliance Corporation 2000 Long-Term Incentive Plan, or any rights Executive may have that arise out of an award made to Executive under any equity compensation program of the Company.
(b) Executive acknowledges and agrees that the consideration he is receiving under this Agreement is sufficient consideration to support the release of all entities identified in this Section 5.
(c) Executive acknowledges and agrees that he is not aware of any facts or circumstances that could be the basis for a valid claim or charge of discrimination or harassment against Insight.
(d) Executive acknowledges and agrees that he is waiving his right to file a lawsuit under the Age Discrimination in Employment Act.
(e) Executive acknowledges and agrees that he has been granted any FMLA leave to which he was entitled and has not been subjected to any discrimination or retaliation for using FMLA leave.
(f) Executive acknowledges and agrees that he has received all monies owed Executive for his employment with Insight and has not been subjected to any discrimination or retaliation for raising any issues regarding compensation issues.
6. Review. Executive has been advised and is hereby advised in writing to consult with an attorney prior to signing this Agreement and that he has twenty-one (21) days from the date he is presented with this Agreement to consider this Agreement. If Executive executes this Agreement before the expiration of twenty-one (21) days, he acknowledges that he has done so for the purpose of expediting the resolution of this matter, that he has had sufficient time to consider this Agreement and that he has expressly and voluntarily waived his right to take twenty-one (21) days to consider this Agreement. To accept the offer in this Agreement, Executive must sign and return the Agreement to the Company, by the twenty-second (22nd) day following the date of presentation hereof, at the following address: Insight Enterprises, Inc., 1305 West Auto Drive, Tempe, Arizona, 85284, Attention: General Counsel.

7. Revocation. Executive may revoke this Agreement for a period of seven (7) days after he signs it. Executive agrees that if he elects to revoke this Agreement, he will notify the General Counsel of the Company (at the above address) in writing on or before the expiration of the revocation period. Receipt by the Company of proper and timely notice of revocation from Executive cancels and voids this Agreement. Provided that Executive does not provide a timely notice of revocation, this Agreement will become effective on the calendar day immediately following expiration of the revocation period (the “Effective Date”).
8. Return of Company Property. Executive represents that he has made a diligent search and has already returned to the Company all Insight documents (in electronic, paper or any other form as well as all copies thereof) and other Insight property that he has had in his possession at any time, including, but not limited to, Insight files, notes, drawings, records, business plans and forecasts, financial information, specifications, computer-recorded information, tangible property including, but not limited to, entry cards, identification badges and keys, and any materials of any kind that contain or embody any proprietary or confidential information of Insight. Executive agrees to make a diligent search for all such Insight property and to return any property not previously returned to the Company within five (5) days of execution of this Agreement. Executive further agrees to provide to the Company, within five (5) days of execution of this Agreement, with a computer-useable copy of any Insight confidential or proprietary data, materials or information received, stored, reviewed, prepared or transmitted on any personal computer, server, or e-mail system, to the extent the same may be retrieved from such computers, servers and e-mail system, and, then, to delete such Insight confidential or proprietary information from those computers, servers and e-mail systems.
9. Cooperation in Proceedings. The Company and Executive agree that they shall fully cooperate with each other with respect to any claim, litigation or judicial, arbitral or investigative proceeding initiated by any private party or by any regulator, governmental entity, or self-regulatory organization, that relates to or arises from any matter with which Executive was involved during his employment with the Company, or that concerns any matter of which Executive has information or knowledge (collectively, a “Proceeding”). Executive’s duty of cooperation includes, but is not limited to: (a) meeting with the Company’s attorneys by telephone or in person at mutually convenient times and places in order to state truthfully Executive’s recollection of events; (b) appearing at the Company’s request, upon reasonable notice, as a witness at depositions or trials, without the necessity of a subpoena, in order to state truthfully Executive’s knowledge of matters at issue; and (c) signing at the Company’s reasonable request declarations or affidavits that truthfully state matters of which Executive has knowledge. The Company’s duty of cooperation includes, but is not limited to: (i) providing Executive and his counsel access to documents, information, witnesses and the Company’s legal counsel as is reasonably necessary to litigate on behalf of Executive in any Proceeding; and (ii) indemnifying Executive and his counsel for any and all reasonable costs and expenses, including legal fees in connection with any request for cooperation from the Company as set forth in this paragraph. In addition, Executive agrees to notify the Company’s General Counsel promptly of any requests for information or testimony that he receives in connection with any litigation or investigation relating to the Company’s business, and the Company agrees to notify Executive promptly of any requests for information or testimony that it receives relating to Executive. Notwithstanding any other provision of this Agreement, this Agreement shall not be construed or applied so as to require any Party to violate any confidentiality agreement or understanding with any third party, nor shall it be construed or applied so as to compel any Party to take any action, or omit to take any action, requested or directed by any regulatory or law enforcement authority.

10. Section 16 Reporting. Executive represents and warrants to Company that all reportable transactions under Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated pursuant thereto, through the date hereof have been reported and agrees to notify the General Counsel of the Company of any reportable transactions from the date hereof through the six month anniversary of the Effective Date.
11. No Disparagement/Professional Conduct. Executive and the Company further agree that neither shall: (i) disparage the other; nor (ii) engage in actions contrary to the interests of the other, except as required by applicable law.
12. Confidentiality. Executive agrees that he will keep the terms and fact of this Agreement confidential. He will not disclose the existence of this Agreement or any of its terms to anyone except his attorneys, immediate family or accountants, unless required by law.
13. Severability. Should any provision in this Agreement be declared or determined to be illegal or invalid, the validity of the remaining parts, terms, or provisions shall not be affected and the illegal or invalid part, term, or provision shall be deemed not to be a part of this Agreement.
14. Acknowledgement. Executive acknowledges that he is herein being advised to consult with an attorney prior to executing this Agreement. Executive represents and agrees that he has read and fully understands all of the provisions of this Agreement, and that he is voluntarily entering into this Agreement with a full and complete understanding of all of its terms.
15. Integration. Except as otherwise provided in this Agreement, this Agreement constitutes the entire agreement between the parties, supersedes all oral negotiations and any prior and other writings with respect to the subject matter of this Agreement and is intended by the parties as the final, complete and exclusive statement of the terms agreed to by them. NOTWITHSTANDING THE FOREGOING, Executive acknowledges and agrees that this Agreement does not limit, modify, amend, or supersede, in any way, his obligations to abide by the provisions of Section 3(d) (Compensation — Clawback), Section 9 (Section 409A Compliance), Section 10 (Intellectual Property), Section 11 (Restrictive Covenants) or Section 18 (Arbitration) of the Employment Agreement or any other provision of the Employment Agreement that, by its terms or by implication, is intended to survive the termination of Executive’s employment with the Company.
16. Arbitration; Choice of Law. Executive acknowledges that any and all claims arising under the Employment Agreement or this Agreement are subject to the arbitration provisions of Section 18 of the Employment Agreement. Executive and the Company acknowledge and agree that this Agreement shall be interpreted in accordance with Arizona law excluding Arizona’s choice of law rules.
17. Amendment. This Agreement shall be binding upon the parties and may not be amended, supplemented, changed, or modified in any manner, orally or otherwise, except by an instrument in writing of concurrent or subsequent date signed by the parties.

18. Successors and Assigns. This Agreement is and shall be binding upon and inure to the benefit of the heirs, executors, successors and assigns of each of the parties.
19. Non-Admission. This Agreement shall not in any way be construed as an admission by the Company that it has acted wrongfully with respect to Executive, and the Company specifically denies the commission of any wrongful acts against Executive. Executive acknowledges that he has not suffered any wrongful treatment by the Company.
20. Joint Drafting. Executive and the Company understand that this Agreement is deemed to have been drafted jointly by the parties. Any uncertainty or ambiguity shall not be construed for or against any party based on attribution of drafting to any party.
21. Counterparts. For the convenience of the Parties hereto, this Agreement may be executed in any number of counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts shall together constitute the same agreement.
22. Section 409A. Section 9 of the Employment Agreement includes rules regarding the application of Section 409A to the payments made pursuant to the Employment Agreement. Except as otherwise modified by the terms of this Agreement, the provisions of Section 9 shall apply for purposes of applying Section 409A to the provisions of this Agreement. Executive acknowledges that he has had the opportunity to review the provisions of this Agreement, the Employment Agreement and the application of Section 409A generally with legal counsel of his choice. Executive further acknowledges that he is solely responsible for any tax consequences imposed upon him by Section 409A and that the Company shall not have any liability or responsibility with respect to taxes imposed on Executive pursuant to Section 409A or any other provision of the Code.
23. Business Expenses. On or before the Effective Date, the Company will reimburse Executive for any and all necessary, customary and usual expenses incurred by Executive on behalf of the Company, provided that Executive has furnished the Company with receipts to substantiate the business expenses in accordance with the Company’s policies or otherwise reasonably justifies the expense to the Company.
IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized representative and Executive has executed this Agreement on this  ___  day of April, 2009.

Insight Enterprises, Inc., a Delaware corporation			Executive

By:	/s/ Richard A. Fennessy		/s/ Gary M. Glandon

	Name:	Richard A. Fennessy	Gary M. Glandon
	Title:	Chief Executive Officer
April 16, 2009
	Date		Date